CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-6 of The Prudential Variable Appreciable Account (“Registration Statement”) of our report dated April 10, 2017 relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 24, 2017, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 10, 2017

Appendix A

•	Prudential Government Money Market Portfolio (formerly Prudential Money Market Portfolio)

•	Prudential Diversified Bond Portfolio

•	Prudential Equity Portfolio (Class I)

•	Prudential Flexible Managed Portfolio

•	Prudential Conservative Balanced Portfolio

•	Prudential High Yield Bond Portfolio

•	Prudential Stock Index Portfolio

•	Prudential Value Portfolio (Class I)

•	Prudential Natural Resources Portfolio (Class I)

•	Prudential Global Portfolio

•	Prudential Government Income Portfolio

•	Prudential Jennison Portfolio (Class I)

•	Prudential Small Capitalization Stock Portfolio

•	T. Rowe Price International Stock Portfolio

•	Janus Aspen Janus Portfolio (Institutional Shares)

•	MFS Growth Series (Initial Class)

•	American Century VP Value Fund (Class I)

•	Prudential SP Small Cap Value Portfolio (Class I)

•	Janus Aspen Janus Portfolio (Service Shares)

•	SP Prudential U.S. Emerging Growth Portfolio (Class I)

•	Prudential SP International Growth Portfolio (Class I)

•	AST Loomis Sayles Large-Cap Growth Portfolio

•	AST T. Rowe Price Large-Cap Growth Portfolio

•	AST Hotchkis & Wiley Large-Cap Value Portfolio (formerly AST Large-Cap Value Portfolio)

•	AST Small-Cap Growth Portfolio

•	AST BlackRock/Loomis Sayles Bond Portfolio

•	AST Wellington Management Hedged Equity Portfolio

•	AST Balanced Asset Allocation Portfolio

•	AST Preservation Asset Allocation Portfolio

•	AST BlackRock Global Strategies Portfolio

•	AST International Value Portfolio